Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Amendment No. 4 to Schedule 13G dated August 14, 2026 relating to the Common Shares, no par value, of i-80 Gold Corp. shall be filed on behalf of the undersigned.

SPROTT INC.

/s/ Thomas Ulrich
By: Thomas Ulrich
Title: Authorized Person

SPROTT ASSET MANAGEMENT USA INC.

/s/ Thomas Ulrich
By: Thomas Ulrich
Title: Authorized Person